UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2005

                  South Jersey Gas Company
(Exact name of registrant as specified in its charter)

New Jersey	0-222111	21-0398330
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One South Jersey Plaza, Route 54, Folsom, NJ	08037
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (609) 561-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act.

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[_] Pre-commencement communications pursuant to Rule 13(3)-4(c) under the Exchange Act.

Item 8.01. Other Events

South Jersey Gas Company (the “Company”) has previously registered $150 million aggregate principal amount of its Medium Term Notes, Series C (the “Notes”) under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (File No. 333-126822). On September 8, 2005, the Company entered into a Distribution Agreement with four agents regarding the Notes. In addition, to enable the Notes to be secured by the Company’s existing mortgage, the Company entered into a Twenty-Fourth Supplemental Indenture to the Indenture of Mortgage dated October 1, 1947.

On September 13, 2005, the Company sold an aggregate $10 million of Notes with the following terms:

Series of Notes	Aggregate Principal Amount	Maturity	Interest Rate
Series C 2005-1	$10,000,000	September 14, 2035	5.45%

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1	Distribution Agreement by and among UBS Securities LLC, Wachovia Capital Markets, LLC, Edward D. Jones & Co., L.P., A.G. Edwards & Sons, Inc. and South Jersey Gas Company dated September 8, 2005.
4	Twenty-Fourth Supplemental Indenture dated as of September 1, 2005.
12	Ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     September 14, 2005                           SOUTH JERSEY GAS COMPANY

             By: /s/ David A. Kindlick
                     Name: David A. Kindlick
                     Title: Executive Vice President and
                                 Chief Financial Officer